For Immediate Release

Level One Bancorp, Inc. reports fourth quarter 2018 net income of $4.0 million, representing $0.50 of earnings per diluted share

Loan growth of 8.85% in the last twelve months and the size of the mortgage team doubled

Farmington Hills, MI – January 30, 2019 – Level One Bancorp, Inc. (“Level One”) (Nasdaq: LEVL) today reported financial results for the fourth quarter of 2018, which included net income of $4.0 million, or $0.50 per diluted share. This compares to net income of $3.3 million, or $0.41 per diluted share, in the preceding quarter and $933 thousand, or $0.14 per diluted share, in the fourth quarter of 2017. For the twelve months ended December 31, 2018, Level One's net income was $14.4 million, or $1.91 per diluted share. This compares to net income of $9.8 million, or $1.49 per diluted share, for the twelve months ended December 31, 2017.

Patrick J. Fehring, President and Chief Executive Officer, commented “We are pleased to announce a strong year with fourth quarter diluted earnings per share of $0.50 and full year diluted earnings per share of $1.91. Our fourth quarter net income of $4.0 million represented a 21.4% increase in earnings quarter over quarter, and our full year net income of $14.4 million represented a 46.2% increase in earnings year over year. Fourth quarter earnings were aided by a decline of 0.7% in non-interest expenses from the previous quarter. The solid 2018 earnings were driven by strong loan growth of approximately 9% and a continuing increase in noninterest income resulting from our previously announced expansion of our residential mortgage loan operations.  Earlier this month, we also announced the approval by our board of directors of a share buyback program as a further avenue for enhancing shareholder value while also maintaining strong capital levels.”

He continued, “2018 was an exciting year, marked with the completion of our initial public offering. Looking ahead to 2019 with a strong local economy and a solid loan pipeline, we are seeing good opportunities for quality growth in our markets, thereby enhancing shareholder value.”

Fourth Quarter 2018 Financial Highlights

•	Net income of $4.0 million, or $0.50 per diluted share, for the fourth quarter of 2018

•	Net interest margin, on a fully taxable equivalent ("FTE") basis, was 3.73%, compared to 3.97% in the preceding quarter and 4.00% in the fourth quarter of 2017

•	Annualized return on average assets was 1.11%, compared to 0.29% in the fourth quarter of 2017

•	Annualized return on average equity was 10.69%, compared to 3.40% in the fourth quarter of 2017

•	Total assets increased 8.83% to $1.42 billion at December 31, 2018, compared to $1.30 billion at December 31, 2017

•	Total loans increased 8.85% to $1.13 billion at December 31, 2018, compared to $1.03 billion at December 31, 2017

•	Total deposits increased 1.27% to $1.13 billion at December 31, 2018, compared to $1.12 billion at December 31, 2017

•	Book value per share increased 16.69% to $19.58 per share compared to $16.78 per share at December 31, 2017

•	Tangible book value per share increased 20.38% to $18.31 per share compared to $15.21 per share at December 31, 2017

Full Year 2018 Financial Highlights

•	Net income of $14.4 million, or $1.91 per diluted share, for the twelve months ended December 31, 2018

•	Net interest margin, on a FTE basis, was 3.92%, compared to 4.18% in 2017

•	Annualized return on average assets was 1.07%, compared to 0.82% in 2017

•	Annualized return on average equity was 10.68%, compared to 9.45% in 2017

Balance Sheet Review

Level One's total assets were $1.42 billion at December 31, 2018, a decrease of $30.1 million, or 2.08%, from $1.45 billion at September 30, 2018, and up $114.9 million, or 8.83%, from $1.30 billion at December 31, 2017. The decrease in total assets from third quarter of 2018 was primarily due to a decrease in cash balances held with the Federal Reserve Bank.

The investment securities portfolio was $204.3 million at December 31, 2018, an increase of $5.2 million, or 2.62%, from $199.1 million at September 30, 2018, and up $53.3 million, or 35.30%, from $151.0 million at December 31, 2017.

Total loans were $1.13 billion at December 31, 2018, an increase of $11.6 million, or 1.04%, from $1.11 billion at September 30, 2018, and up $91.6 million, or 8.85%, from $1.03 billion at December 31, 2017. The growth in total loans compared to December 31, 2017 was primarily due to growth in our commercial real estate and residential real estate loan portfolios.

Total deposits were $1.13 billion at December 31, 2018, an increase of $4.3 million, or 0.38%, from $1.13 billion at September 30, 2018, and up $14.3 million, or 1.27%, from $1.12 billion at December 31, 2017. Total deposit composition at December 31, 2018 consisted of 31.92% of demand deposit accounts, 25.35% of savings and money market accounts and 42.73% of time deposits.

Operating Results

Level One's net interest income decreased $256 thousand, or 1.96%, to $12.8 million in the fourth quarter of 2018, compared to $13.1 million in the preceding quarter, primarily as a result of higher costs of funds, and increased $812 thousand, or 6.77%, compared to $12.0 million in the fourth quarter of 2017, primarily as a result of increased income on originated loans, partially offset by increased expense on deposits.

Level One’s net interest margin, on a FTE basis, was 3.73% in the fourth quarter of 2018, compared to 3.97% in the preceding quarter and 4.00% in the fourth quarter of 2017, primarily as a result of higher cost of funds, as well as a decline in average loan yield from the third quarter to the fourth quarter of 2018.

Level One's noninterest income increased $383 thousand, or 19.91%, to $2.3 million in the fourth quarter of 2018, compared to $1.9 million in the preceding quarter, and increased $910 thousand, or 65.14%, compared to $1.4 million in the fourth quarter of 2017. The change in noninterest income compared to the preceding quarter was primarily due to an increase in mortgage banking activities as a result of the expansion of the mortgage team as well as an increase in interest rate swap fee income, included in other charges and fees.

Level One’s noninterest expenses decreased $70 thousand, or 0.67%, to $10.4 million in the fourth quarter of 2018, compared to $10.5 million in the preceding quarter, and increased $1.2 million, or 12.97%, compared to $9.2 million in the fourth quarter of 2017. The increase in noninterest expenses year over year was predominantly a result of increased salary and employee benefits due to the doubling in size of the mortgage division during the third quarter of 2018. The efficiency ratio, which is a measure of operating expenses as a percentage of net interest income and noninterest income, for the fourth quarter of 2018 was 68.68%, compared to 69.73% for the preceding quarter and 68.61% in the fourth quarter of 2017.

Level One's income tax provision was $836 thousand, or 17.46% of pretax income, in the fourth quarter of 2018, as compared to $665 thousand, or 16.96% of pretax income, in the preceding quarter and $2.3 million, or 71.29% of pretax income, in the fourth quarter of 2017. The decrease in tax expense during the fourth quarter of 2018, as compared to the fourth quarter of 2017, is primarily due to the change in federal corporate income tax rates from 35% to 21% and the recording of a $1.3 million deferred tax asset impairment in the fourth quarter of 2017 as a result of the enactment of the Tax Cuts and Jobs Act in December 2017.

Asset Quality

Nonperforming loans were $18.4 million, or 1.64% of total loans, at December 31, 2018, an increase of $5.5 million from nonperforming loans of $12.9 million, or 1.15% of total loans, at September 30, 2018, and an increase of $4.4 million from nonperforming loans of $14.0 million, or 1.36% of total loans, at December 31, 2017. The increase in nonperforming loans is primarily due to a large loan relationship of $7.2 million moving to nonaccrual, partially offset by the payoff of $2.9 million on a nonaccrual loan relationship during the fourth quarter 2018. Level One had no other real estate owned assets at December 31, 2018 or September 30, 2018, compared to $652 thousand at December 31, 2017. Nonperforming assets, consisting of nonaccrual loans and other real estate owned, as a percentage of total assets were 1.30% at December 31, 2018, compared to 0.89% at September 30, 2018, and 1.13% at December 31, 2017.

In addition, we had $243 thousand in loans 90 days or more past due and still accruing at December 31, 2018, compared to $354 thousand at September 30, 2018 and $440 thousand at December 31, 2017.

Performing troubled debt restructured loans that were not included in nonaccrual loans at December 31, 2018 were $931 thousand, compared to $2.5 million in the preceding quarter and $1.2 million at December 31, 2017. Borrowers who are in financial difficulty and who have been granted concessions that may include interest rate reductions, forbearance agreements, and principal deferral or reduction, are categorized as troubled debt restructured loans.

Net chargeoffs in the fourth quarter of 2018 were $274 thousand, or 0.10% of average loans on an annualized basis, compared to $194 thousand of net chargeoffs, or 0.07% of average loans on an annualized basis, for the preceding quarter and $873 thousand of net chargeoffs, or 0.35% of average loans on an annualized basis, for the quarter ended December 31, 2017.

Level One's fourth quarter provision for loan losses was a provision benefit of $51 thousand, compared to a provision expense of $619 thousand in the preceding quarter and a provision expense of $956 thousand in the fourth quarter of 2017. The change in provision for loan losses was primarily due to lower charge offs than the specific reserve on a loan that paid off during the fourth quarter of 2018. The allowance for loan losses was $11.6 million, or 1.03% of total loans, at December 31, 2018, compared to $11.9 million, or 1.07% of total loans, at September 30, 2018, and $11.7 million, or 1.13% of total loans, at December 31, 2017. As of December 31, 2018, the allowance for loan losses as a percentage of nonperforming loans was 62.70%, compared to 92.36% at September 30, 2018, and 83.38% at December 31, 2017.

Capital

Total shareholders’ equity was $151.8 million at December 31, 2018, an increase of $6.3 million, or 4.33%, compared with $145.5 million at September 30, 2018, primarily as a result of increased retained earnings and decreased accumulated other comprehensive loss, and an increase of $43.8 million, or 40.57%, from $108.0 million at December 31, 2017, primarily as a result of our initial public offering of 1,150,765 shares of common stock in April of 2018.

Recent Developments

Fourth Quarter Dividend: On December 20, 2018, Level One’s Board of Directors declared a quarterly cash dividend of $0.03 per share. This dividend was paid out on January 15, 2019, to stockholders of record at the close of business on December 31, 2018.

Share Buyback Program: On January 23, 2019, Level One announced that its Board of Directors approved a repurchase program under which Level One is authorized to repurchase, from time to time as Level One deems appropriate, shares of Level One’s common stock with an aggregate purchase price of up to $5 million. The repurchase program began on January 23, 2019, and expires on December 31, 2020. The repurchase program does not obligate Level One to repurchase any dollar amount or number of shares, and the program may be extended, modified, suspended or discontinued at any time.

About Level One Bancorp, Inc.

Level One Bancorp, Inc. is the holding company for Level One Bank, a full-service commercial and consumer bank headquartered in Michigan with assets of approximately $1.42 billion as of December 31, 2018. It operates eleven banking centers throughout southeast Michigan and west Michigan. Level One Bank's success has been recognized both locally and nationally as the U.S. Small Business Administration's (SBA) "Community Lender of the Year" and "Export Finance Lender of the Year" and one of S&P Global's Top 10 "Best-Performing Community Banks" in the nation. Level One's commercial division provides a menu of products including lines of credit, term loans, leases, commercial mortgages, SBA loans, export-import financing, and a full suite of treasury management and private banking services. The consumer division offers personal savings and checking accounts and a complete array of consumer loan products including residential mortgages, home equity, auto, and credit card services. Level One Bank offers a variety of online banking services and a robust mobile banking application for individuals and businesses. Level One Bank offers the sophistication of a big bank, the heart of a community bank, and the spirit of an entrepreneur. For more information, visit www.levelonebank.com.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management’s current views of future events and operations. These forward-looking statements are based on the information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risk and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations, changes in interest rates and other general economic, business and political conditions, including changes in the financial markets, as well as other risks described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact:	Investor Relations Contact:
Nicole Ransom	Peter Root
(248) 538-2183	(248) 538-2186

Summary Consolidated Financial Information
(Unaudited)	As of or for the three months ended,
(Dollars in thousands, except per share data)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Earnings Summary
Interest income	$17,041	$16,629	$15,380	$14,774	$14,374
Interest expense	4,228	3,560	2,965	2,647	2,373
Net interest income	12,813	13,069	12,415	12,127	12,001
Provision (benefit) for loan losses	(51)	619	(710)	554	956
Noninterest income	2,307	1,924	1,452	1,372	1,397
Noninterest expense	10,384	10,454	9,705	9,135	9,192
Income before income taxes	4,787	3,920	4,872	3,810	3,250
Income tax provision	836	665	860	642	2,317
Net income	$3,951	$3,255	$4,012	$3,168	$933
Per Share Data
Basic earnings per common share	$0.51	$0.42	$0.54	$0.48	$0.15
Diluted earnings per common share	0.50	0.41	0.53	0.47	0.14
Book value per common share	19.58	18.77	18.51	16.78	16.78
Tangible book value per share (1)	18.31	17.50	17.23	15.27	15.21
Shares outstanding (in thousands)	7,750	7,749	7,749	6,585	6,435
Average basic common shares (in thousands)	7,750	7,749	7,456	6,539	6,403
Average diluted common shares (in thousands)	7,893	7,901	7,613	6,699	6,630
Selected Period End Balances
Total assets	$1,416,215	$1,446,269	$1,322,913	$1,300,629	$1,301,291
Securities available-for-sale	204,258	199,051	196,047	160,349	150,969
Total loans	1,126,565	1,114,999	1,045,789	1,051,354	1,034,923
Total deposits	1,134,635	1,130,311	1,065,216	1,112,644	1,120,382
Total liabilities	1,264,455	1,300,810	1,179,468	1,190,106	1,193,331
Total shareholders' equity	151,760	145,459	143,445	110,523	107,960
Tangible shareholders' equity (1)	141,926	135,570	133,501	100,524	97,906
Performance and Capital Ratios
Return on average assets (annualized)	1.11%	0.95%	1.23%	1.00%	0.29%
Return on average equity (annualized)	10.69	8.95	11.97	11.64	3.40
Net interest margin (fully taxable equivalent) (2)	3.73	3.97	3.99	4.03	4.00
Efficiency ratio (noninterest expense/net interest income plus noninterest income)	68.68	69.73	69.99	67.67	68.61
Total shareholders' equity to total assets	10.72	10.06	10.84	8.50	8.30
Tangible equity to tangible assets (1)	10.09	9.44	10.17	7.79	7.58
Common equity tier 1 to risk-weighted assets	11.82	11.75	12.11	9.47	9.10
Tier 1 capital to risk-weighted assets	11.82	11.75	12.11	9.47	9.10
Total capital to risk-weighted assets	14.00	13.99	14.44	11.87	11.55
Tier 1 capital to average assets (leverage ratio)	10.21	10.31	10.60	8.15	7.92
Asset Quality Ratios:
Net charge-offs (recoveries) to average loans	0.10%	0.07%	(0.26)%	0.29%	0.35%
Nonperforming assets as a percentage of total assets	1.30	0.89	0.85	1.00	1.13
Nonperforming loans as a percent of total loans	1.64	1.15	1.08	1.23	1.36
Allowance for loan losses as a percentage of period-end loans	1.03	1.07	1.10	1.09	1.13
Allowance for loan losses as a percentage of nonperforming loans	62.70	92.36	101.67	88.67	83.38
Allowance for loan losses as a percentage of nonperforming loans, excluding allowance allocated to loans accounted for under ASC 310-30	57.71	84.72	92.93	80.36	75.68
(1) See section entitled "GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures" below.
(2) Presented on a tax equivalent basis using a 35% tax rate for the 2017 time period and 21% tax rate for 2018 time periods.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

Some of the financial measures included in this earnings release are not measures of financial performance recognized by GAAP. These non-GAAP financial measures include tangible shareholders' equity, tangible book value per share, and the ratio of tangible shareholders' equity to tangible assets. Our management uses these non-GAAP financial measures in its analysis of our performance, and we believe financial analysts and others frequently use these measures, and other similar measures, to evaluate capital adequacy. We calculate: (i) tangible shareholders' equity as total shareholders' equity less core deposit intangibles and goodwill; (ii) tangible book value per share as tangible shareholders' equity divided by shares of common stock outstanding; and (iii) tangible assets as total assets, less core deposit intangibles and goodwill.

The following presents these non-GAAP financial measures along with their most directly comparable financial measure calculated in accordance with GAAP:

Reconciliation of Non-GAAP Financial Measures
(Unaudited)	As of
(Dollars in thousands, except per share data)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017

Total shareholders' equity	$151,760	$145,459	$143,445	$110,523	$107,960
Less:
Goodwill	9,387	9,387	9,387	9,387	9,387
Core deposit intangibles	447	502	557	612	667
Tangible shareholders' equity	$141,926	$135,570	$133,501	$100,524	$97,906

Shares outstanding (in thousands)	7,750	7,749	7,749	6,585	6,435
Tangible book value per share	$18.31	$17.50	$17.23	$15.27	$15.21

Total assets	$1,416,215	$1,446,269	$1,322,913	$1,300,629	$1,301,291
Less:
Goodwill	9,387	9,387	9,387	9,387	9,387
Core deposit intangibles	447	502	557	612	667
Tangible assets	$1,406,381	$1,436,380	$1,312,969	$1,290,630	$1,291,237

Tangible equity to tangible assets	10.09%	9.44%	10.17%	7.79%	7.58%

Consolidated Balance Sheets
(Unaudited)	As of
	December 31,	September 30,	December 31,
(Dollars in thousands)	2018	2018	2017
Assets
Cash and cash equivalents	$33,296	$77,837	$63,661
Securities available-for-sale	204,258	199,051	150,969
Federal Home Loan Bank stock	8,325	8,325	8,303
Mortgage loans held for sale, at fair value	5,595	9,392	4,548
Loans:
Originated loans	1,041,898	1,022,119	920,895
Acquired loans	84,667	92,880	114,028
Total loans	1,126,565	1,114,999	1,034,923
Less: Allowance for loan losses	(11,566)	(11,890)	(11,713)
Net loans	1,114,999	1,103,109	1,023,210
Premises and equipment, net	13,242	13,506	13,435
Goodwill	9,387	9,387	9,387
Other intangible assets, net	447	502	667
Bank-owned life insurance	11,866	11,785	11,542
Income tax benefit	2,467	3,201	3,102
Other assets	12,333	10,174	12,467
Total assets	$1,416,215	$1,446,269	$1,301,291
Liabilities
Deposits:
Noninterest-bearing demand deposits	$309,384	$380,369	$324,923
Interest-bearing demand deposits	52,804	50,226	62,644
Money market and savings deposits	287,575	238,351	289,363
Time deposits	484,872	461,365	443,452
Total deposits	1,134,635	1,130,311	1,120,382
Borrowings	99,574	146,483	47,833
Subordinated notes	14,891	14,882	14,844
Other liabilities	15,355	9,134	10,272
Total liabilities	1,264,455	1,300,810	1,193,331
Shareholders' equity
Common stock:
Authorized - 20,000,000 shares
Issued and outstanding - 7,750,216 shares at 12/31/18, 7,749,216 shares at 9/30/2018, and 6,435,461 shares at 12/31/2017	90,621	90,411	59,511
Retained earnings	62,891	59,173	49,232
Accumulated other comprehensive loss, net of tax	(1,752)	(4,125)	(783)
Total shareholders' equity	151,760	145,459	107,960
Total liabilities and shareholders' equity	$1,416,215	$1,446,269	$1,301,291

Consolidated Statements of Income
(Unaudited)
	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2018	2018	2017	2018	2017
Interest income
Originated loans, including fees	$13,412	$12,653	$10,547	$49,076	$39,812
Acquired loans, including fees	2,013	2,454	2,790	9,186	12,231
Securities:
Taxable	882	816	508	2,939	1,746
Tax-exempt	476	450	314	1,657	955
Federal funds sold and other	258	256	215	966	863
Total interest income	17,041	16,629	14,374	63,824	55,607
Interest Expense
Deposits	3,588	2,802	1,935	11,055	6,267
Borrowed funds	384	502	183	1,330	797
Subordinated notes	256	256	255	1,015	1,014
Total interest expense	4,228	3,560	2,373	13,400	8,078
Net interest income	12,813	13,069	12,001	50,424	47,529
Provision expense (benefit) for loan losses	(51)	619	956	412	1,416
Net interest income after provision for loan losses	12,864	12,450	11,045	50,012	46,113
Noninterest income
Service charges on deposits	641	655	638	2,556	2,543
Net gain (loss) on sale of securities	(71)	—	32	(71)	208
Mortgage banking activities	936	754	438	2,330	1,698
Net gain on sale of commercial loans	—	—	—	11	146
Other charges and fees	801	515	289	2,229	1,907
Total noninterest income	2,307	1,924	1,397	7,055	6,502
Noninterest expense
Salary and employee benefits	6,768	6,888	5,552	25,781	21,555
Occupancy and equipment expense	1,132	1,173	1,078	4,425	4,208
Professional service fees	441	494	631	1,672	2,314
Marketing expense	336	264	162	1,033	930
Printing and supplies expense	98	127	106	441	477
Data processing expense	634	565	528	2,146	1,912
Other expense	975	943	1,135	4,180	4,655
Total noninterest expense	10,384	10,454	9,192	39,678	36,051
Income before income taxes	4,787	3,920	3,250	17,389	16,564
Income tax provision	836	665	2,317	3,003	6,723
Net income	$3,951	$3,255	$933	$14,386	$9,841
Earnings per common share:
Basic	$0.51	$0.42	$0.15	$1.95	$1.54
Diluted	$0.50	$0.41	$0.14	$1.91	$1.49
Average common shares outstanding - basic	7,750	7,749	6,403	7,377	6,388
Average common shares outstanding - diluted	7,893	7,901	6,630	7,524	6,610

Net Interest Income and Net Interest Margin
(Unaudited)	For the three months ended,
	December 31, 2018			September 30, 2018			December 31, 2017
(Dollars in thousands)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Interest-earning assets:
Gross loans (3)	$1,131,705	$15,425	5.41%	$1,075,642	$15,107	5.57%	$1,010,230	$13,337	5.24%
Investment securities (4):
Taxable	133,817	882	2.61	134,619	817	2.41	98,045	508	2.06
Tax-exempt	71,025	476	3.13	67,599	449	3.13	50,568	314	3.64
Interest earning cash balances	27,107	164	2.39	28,685	157	2.17	36,953	125	1.34
Federal Home Loan Bank Stock	8,325	94	4.48	8,303	99	4.73	8,303	90	4.30
Total interest-earning assets	$1,371,979	$17,041	4.95%	$1,314,848	$16,629	5.04%	$1,204,099	$14,374	4.79%
Non-earning assets:
Cash and due from banks	23,459			22,358			17,885
Premises and equipment	13,376			13,465			13,620
Goodwill	9,387			9,387			9,387
Other intangible assets, net	476			533			700
Bank-owned life insurance	11,813			11,732			11,489
Allowance for loan losses	(11,880)			(11,591)			(11,577)
Other non-earning assets	8,665			7,414			13,668
Total assets	$1,427,275			$1,368,146			$1,259,271
Interest-bearing liabilities:
Interest-bearing demand deposits	$53,009	$47	0.35%	$60,022	$52	0.34%	$61,818	$50	0.32%
Money market and savings deposits	259,160	759	1.16	249,595	625	0.99	244,792	421	0.68
Time deposits	542,047	2,782	2.04	463,373	2,125	1.82	441,090	1,464	1.32
Borrowings	66,491	384	2.29	95,371	502	2.09	56,550	183	1.28
Subordinated notes	14,888	256	6.82	14,874	256	6.83	14,835	255	6.85
Total interest-bearing liabilities	$935,595	$4,228	1.79%	$883,235	$3,560	1.60%	$819,085	$2,373	1.15%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest bearing demand deposits	331,867			329,459			321,426
Other liabilities	11,905			9,956			10,003
Shareholders' equity	147,908			145,496			108,757
Total liabilities and shareholders' equity	$1,427,275			$1,368,146			$1,259,271
Net interest income		$12,813			$13,069			$12,001
Interest spread			3.16%			3.44%			3.64%
Net interest margin (5)			3.71			3.94			3.95
Tax equivalent effect			0.02			0.03			0.05
Net interest margin on a fully tax equivalent basis			3.73			3.97			4.00

(1) Interest income is shown on actual basis and does not include taxable equivalent adjustments.
(2) Average rates and yields are presented on an annual basis and includes a taxable equivalent adjustment to interest income of $83 thousand, $84 thousand and $150 thousand on tax-exempt securities for the three months ended December 31, 2018, September 30, 2018 and December 31, 2017, respectively, using a federal income tax rate of 21% for the 2018 periods and 35% for the 2017 period.
(3) Includes nonaccrual loans.
(4) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

	For the year ended,
	December 31, 2018			December 31, 2017
(Dollars in thousands)	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)
Interest-earning assets:
Gross loans (3)	$1,072,794	$58,262	5.43%	$973,013	$52,043	5.35%
Investment securities (4):
Taxable	121,505	2,939	2.42	84,899	1,746	2.06
Tax-exempt	63,205	1,657	3.13	38,935	955	3.57
Interest earning cash balances	27,182	546	2.01	43,540	507	1.16
Federal Home Loan Bank Stock	8,308	420	5.06	8,163	356	4.36
Total interest-earning assets	$1,292,994	$63,824	4.96%	$1,148,550	$55,607	4.88%
Non-earning assets:
Cash and due from banks	20,556			18,590
Premises and equipment	13,207			14,576
Goodwill	9,387			9,387
Other intangible assets, net	560			789
Company-owned life insurance	11,692			11,365
Allowance for loan losses	(11,691)			(11,466)
Other non-earning assets	9,014			12,164
Total assets	$1,345,719			$1,203,955
Interest-bearing liabilities:
Deposits:
Interest-bearing demand deposits	$60,203	$198	0.33%	$59,274	$169	0.29%
Money market and savings deposits	264,656	2,609	0.99	259,449	1,605	0.62
Time deposits	477,164	8,248	1.73	373,762	4,493	1.20
Borrowings	66,926	1,330	1.99	80,283	797	0.99
Subordinated notes	14,866	1,015	6.83	14,813	1,014	6.85
Total interest-bearing liabilities	$883,815	$13,400	1.52%	$787,581	$8,078	1.03%
Noninterest-bearing liabilities and shareholders' equity:
Noninterest bearing demand deposits	316,764			301,971
Other liabilities	10,436			10,297
Shareholders' equity	134,704			104,106
Total liabilities and shareholders' equity	$1,345,719			$1,203,955
Net interest income		$50,424			$47,529
Interest spread			3.44%			3.85%
Net interest margin (5)			3.90			4.14
Tax equivalent effect			0.02			0.04
Net interest margin on a fully tax equivalent basis			3.92			4.18
(1) Interest income is shown on actual basis and does not include taxable equivalent adjustments.
(2) Average rates and yields are presented on an annual basis and includes a taxable equivalent adjustment to interest income of $319 thousand and $434 thousand on tax-exempt securities for the twelve months ended December 31, 2018 and December 31, 2017, respectively, using a federal income tax rate of 21% for the 2018 period and 35% for the 2017 period.
(3) Includes nonaccrual loans.
(4) For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.

Loan Composition (Unaudited)	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017
Commercial real estate
Non-owner occupied	$367,671	$362,450	$361,341	$360,014	$343,420
Owner-occupied	194,422	190,131	172,615	172,608	168,342
Total commercial real estate	562,093	552,581	533,956	532,622	511,762
Commercial and industrial	383,455	397,060	363,239	371,464	377,686
Residential real estate	180,018	164,356	147,763	146,436	144,439
Consumer	999	1,002	831	832	1,036
Total loans	$1,126,565	$1,114,999	$1,045,789	$1,051,354	$1,034,923

Impaired Assets (Unaudited)	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2018	2018	2018	2018	2017
Nonaccrual loans
Commercial real estate	$5,927	$4,559	$2,557	$1,946	$2,257
Commercial and industrial	9,605	5,763	5,983	8,192	9,024
Residential real estate	2,915	2,546	2,737	2,838	2,767
Consumer	—	5	—	—	—
Total nonperforming loans	18,447	12,873	11,277	12,976	14,048
Other real estate owned	—	—	—	—	652
Total nonperforming assets	18,447	12,873	11,277	12,976	14,700
Performing troubled debt restructurings
Commercial real estate	—	1,511	1,517	1,525	—
Commercial and industrial	568	574	578	582	961
Residential real estate	363	365	364	258	261
Total performing troubled debt restructurings	931	2,450	2,459	2,365	1,222
Total impaired assets	$19,378	$15,323	$13,736	$15,341	$15,922

Loans 90 days or more past due and still accruing	$243	$354	$259	$263	$440